Exhibit 4.4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

COMMERCIAL METALS COMPANY

6.00% SENIOR NOTES DUE 2035

CUSIP: ____________1

ISIN: ____________2

No._______	$__________

COMMERCIAL METALS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________ DOLLARS ($_______________) on December 15, 2035, and to pay interest thereon from November 26, 2025, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year (each, an “Interest Payment Date”), commencing on June 15, 2026, at the rate of 6.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[1]	144A: 201723 AV5 / Regulation S: U06657 AE7
[2]	144A: US201723AV52 / Regulation S: USU06657AE75

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date set forth below.

Dated:	COMMERCIAL METALS COMPANY

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

[Reverse Side of Note]

1. General.

This Security is one of a duly authorized issue of debt securities of the Company (hereinafter called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of May 6, 2013 (the “Base Indenture”), as supplemented by the Eighth Supplemental Indenture dated as of November 26, 2025 (the “Eighth Supplemental Indenture” and together with the Base Indenture and any applicable subsequent amendments or supplements, collectively herein called the “Indenture”; all capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture), between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series is unlimited in amount. After giving effect to the issuance of Securities of such series on the date of the Supplemental Indenture, $1,000,000,000 aggregate principal amount of Securities of such series were issued and outstanding.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Security at the place and rate, and in the coin or currency, herein prescribed.

2. Redemption.

(a) At any time and from time to time, prior to December 15, 2030, the Securities may be redeemed in whole or in part at the sole election of the Company, at a Redemption Price equal to 100.000% of the principal amount thereof (the “No Call Redemption Price”) plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Existing Indenture).

(b) At any time and from time to time, prior to December 15, 2028, up to 40% in aggregate principal amount of the Securities may be redeemed, at the sole election of the Company, at a Redemption Price equal to 106.00% of the principal amount thereof (the “Equity Redemption Price”), plus accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Existing Indenture), with the net cash proceeds of one or more Equity Offerings; provided that (1) immediately after the occurrence of such redemption, to at least 60% of the aggregate principal amount of Notes originally issued under the Eighth Supplemental Indenture (excluding Securities held by the Company or its Subsidiaries) remain outstanding, and (2) such redemption occurs within ninety (90) days of the date of the closing of such Equity Offering.

(c) Except pursuant to clauses (a) or (b) of this Section 2, the Securities will not be redeemable at the Company’s option prior to December 15, 2030.

At any time and from time to time, on or after December 15, 2030, the Securities may be redeemed in whole or in part, at the sole election of the Company, at the applicable Redemption Price set forth below (each such applicable Redemption Price being the “Call Period Redemption Price”). The Securities will be so redeemable at the following Call Period Redemption Prices (expressed as a percentage of the principal amount of the Securities), plus accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Existing Indenture), if redeemed during the twelve (12) month period beginning on December 15 of the years set forth below:

Year	Percentage
2030	103.000%
2031	102.000%
2032	101.000%
2033 and thereafter	100.000%

Notice of any redemption shall be mailed at least ten (10) days but not more than sixty (60) days prior to the Redemption Date to each Holder of the Securities to be redeemed at its registered address, except that redemption notices may be sent more than sixty (60) days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Eighth Supplemental Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

3. Change of Control Offer.

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Securities as described above, the Company will be required to make a Change of Control Offer to each Holder of the Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities. In the Change of Control Offer, the Company will be required to offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest thereon, if any, on the Securities repurchased to the date of repurchase. Within thirty (30) days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to the Holders of the Securities describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Securities on the Change of Control Payment Date specified in the notice, which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

4. Special Mandatory Redemption.

If (i) the Escrow Outside Date occurs and the Escrow Agent and the Trustee shall not have received a Release Request on or prior to such date or (ii) (x) the Company has, in its judgment, determined that the Foley Acquisition will not be consummated on or prior to the Escrow Outside Date or (y) the Foley Acquisition Agreement was validly terminated prior to the Escrow Outside Date (the date of any such event being the “Special Termination Date”), the Company shall redeem all of the Notes (the “Special Mandatory Redemption”) at a price equal to 100.0% of the initial issue price of the Notes plus accrued and unpaid interest from the Issue Date, or from the most recent date to which interest has been paid or provided for, to but not including the date of such Special Mandatory Redemption. For the avoidance of doubt, the Special Mandatory Redemption of the Notes shall be without premium or penalty and net of any original issue discount and/or upfront fees in respect of the Notes that were payable on the Issue Date. Upon the occurrence of the Escrow Release, the foregoing provision regarding the Special Mandatory Redemption will cease to apply.

5. Indenture.

The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of the Indenture (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. The Securities issued under the Indenture are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

6. Paying Agent and Security Registrar.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange and an office or agency where the Securities may be presented for payment or for exchange. The Company has initially appointed the Trustee, U.S. Bank Trust Company, National Association, as its Paying Agent and Security Registrar. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or other Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts.

7. Default.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

8. Sinking Fund.

Except as described under paragraph 4 and Section 303 of the Supplemental Indenture, the Securities are not entitled to the benefit of any sinking fund or other mandatory redemption obligation prior to the Stated Maturity thereof.

9. Denominations; Transfer; Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be assessed against the Holder for any such registration of transfer or exchange, but the Company may require from the Holder payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10. Persons Deemed Owners.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

11. Amendment; Supplement; Waiver.

The Company, together with the Trustee, may modify the Indenture or the Securities, without the consent of the Holders of any Outstanding Securities, for certain specified purposes, including, among other things, adding to the Company’s covenants or events of default, securing the Securities, appointing a substitute trustee, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not adversely affect the interests of the Holders of Securities of any series in any material respect.

The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

12. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities of this series, under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities of this series by accepting a Security of this series waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities of this series.

13. Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, as if it were not the Trustee.

14. Discharge and Defeasance.

The Company’s obligations pursuant to the Indenture with respect to Securities of this series will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of this series or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Securities of this series to maturity or redemption.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

15. Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

16. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

17. Proceedings.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereof on or after the respective due dates expressed herein.

18. Governing Law.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security no. or tax I.D. no.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: __________ Your Signature: __________

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Security custodian